Exhibit 99.1

Fortune Brands Home & Security Reports Strong First Quarter Results, Raises Full-Year Outlook

Highlights:

  Q1 2012 net sales increase 12 percent year-over-year to $799 million; results driven by stronger-than-expected U.S. home products market and continued share gains
  Diluted EPS $0.08, diluted EPS before charges/gains $0.08 vs. $0.00 in prior-year quarter
  Company raises full-year 2012 outlook for net sales to high-single-digit growth rate with assumption of mid-single-digit growth rate in the market for its U.S. home products
  Company raises full-year 2012 outlook for diluted EPS before charges/gains to a range of $0.77 - $0.87

DEERFIELD, Ill.--(BUSINESS WIRE)--April 26, 2012--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced results for the first quarter of 2012.

Net sales were $799 million, an increase of 12 percent over the first quarter of 2011. Diluted earnings per share were $0.08 vs. a loss of $0.07 in the prior year quarter, and diluted EPS before charges/gains was $0.08 vs. $0.00 the prior year.

Operating income was $21.3 million, an increase of $13.5 million over the prior-year quarter. Operating income before charges/gains was also $20.9 million, up $17.6 million year-over-year.

“We are pleased with our performance in the first quarter. We grew sales and profit more than expected, and we believe we continued to gain share while benefiting from a stronger-than-anticipated market,” said Chris Klein, chief executive officer, Fortune Brands Home & Security, Inc. “Spending for home repairs and remodeling increased, although consumers are still cautious about big-ticket purchases, like cabinets. New housing construction was also stronger than expected in the quarter, with single-family and multi-family starts on the rise. While milder-than-average weather likely played a part in this home products market performance, we experienced strength across-the-board, even in geographies and product segments where weather was not a factor.”

For each segment in the first quarter 2012, compared to the prior-year quarter:

  Plumbing & Accessories net sales were up 20 percent, with strength in the U.S. wholesale business and international markets, especially China.
  Security & Storage net sales were up 18 percent, on strength in retail padlocks as well as safety and tool storage products.
  Advanced Material Windows & Door Systems net sales were up 11 percent, on strength from new business and new construction market growth.
  Kitchen & Bath Cabinetry net sales were up 4 percent, driven by dealer channel strength and sales to builders.

“Our Plumbing, Security & Storage and Windows & Door segments all had robust double-digit sales increases as our innovative products continued to be well received and we maintained the momentum in our market expansion activities. Our Cabinets segment met our expectations, even as cabinet industry growth predictably continued to lag the overall market for our products,” Klein said.

“Our results this quarter are a testament to our strong brands, compelling product innovation and efficient supply chains. We look forward to building on ongoing market growth, but whether industry momentum continues or subsides, we believe we remain poised for lasting success and market outperformance. We have maintained our strong capital structure, and our companies are continuing their steady cadence of introducing innovative new products,” Klein added.

“Our balance sheet remains solid,” said Lee Wyatt, senior vice president and chief financial officer. “As of March 31, 2012, cash was approximately $120 million, and debt was $431 million with a net debt-to-EBITDA ratio of approximately 1.1 times.”

Updated Outlook for 2012

The Company is updating its outlook for 2012. For the full year, the Company’s assumption for the growth rate of the market for its U.S. home products is now mid-single digits. Based on this assumption, the Company now expects its full-year 2012 net sales to increase at a high-single-digit rate. The Company now expects diluted EPS before charges/gains to be in the range of $0.77 to $0.87. This targeted range compares to a revised 2011 diluted EPS before charges/gains of $0.60. The Company’s EPS expectations reflect the benefit of its expected higher net sales and related operating leverage, partially offset by strategic investments in the business.

“We raised our full-year outlook based on our Q1 performance and an assumption that the current momentum of our U.S. home products market will continue,” Klein said. “However, forecasting the balance of the year remains challenging, given the variables affecting the market and the overall economy.”

The Company increased its free cash flow outlook for 2012 to be in the range of $200 million to $225 million. “We believe our strong balance sheet and growing free cash flow provides flexibility to maximize shareholder value in a variety of ways in 2012 and the future,” Wyatt said.

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The Company’s 16,000 associates generated more than $3.3 billion in net sales in 2011. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those in Item 1A of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of non-GAAP financial information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, net debt-to-EBITDA ratio, operating income before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2012	2011	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$311.5	$299.8	3.9
Plumbing & Accessories	244.5	203.8	20.0
Advanced Material Windows & Door Systems	113.4	102.0	11.2
Security & Storage	129.4	109.2	18.5
Total Net Sales	$798.8	$714.8	11.8

Operating Income (Loss) Before Charges/Gains(a)
Kitchen & Bath Cabinetry	$(3.9)	$(1.7)	(129.4)
Plumbing & Accessories	36.2	25.6	41.4
Advanced Material Windows & Door Systems	(10.3)	(13.6)	24.3
Security & Storage	11.8	6.2	90.3
Corporate expense	(12.9)	(13.2)	2.3
Total Operating Income Before Charges/Gains	$20.9	$3.3	533.3

Earnings Per Share Before Charges/Gains(b)
Diluted	$0.08	$-	-

EBITDA Before Charges/Gains(c)	$45.4	$28.1	61.6

(a) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, and income from a contingent acquisition consideration adjustment. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies. A GAAP reconciliation is included in subsequent tables.

(b) Diluted EPS before charges/gains is net income (loss) calculated on a diluted per-share basis adjusted to reflect the borrowing arrangements and debt levels that actually existed immediately after the separation from Fortune Brands, Inc. as of October 4, 2011, the 1:1 share distribution resulting from the spin-off of FBHS from Fortune Brands, Inc., standalone corporate costs, an adjusted pro forma effective tax rate of 35%, and excludes restructuring and other charges, and income from a contingent acquisition consideration adjustment. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies. A GAAP reconciliation is included in subsequent tables.

(c) EBITDA before charges/gains is net income (loss) derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A GAAP reconciliation is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2012	2011

Assets
Current assets
Cash and cash equivalents	$120.6	$120.8
Accounts receivable, net	379.3	346.1
Inventory	350.7	336.3
Other current assets	123.3	150.3
Total current assets	973.9	953.5

Property, plant and equipment, net	515.0	525.8
Goodwill resulting from business acquisitions	1,367.4	1,366.6
Other intangible assets, net of accumulated amortization	701.4	702.9
Other assets	89.8	89.1
Total assets	$3,647.5	$3,637.9

Liabilities and Equity
Current liabilities
Notes payable to banks	$4.3	$3.8
Current portion of long-term debt	17.5	17.5
Accounts payable	254.7	260.7
Other current liabilities	240.4	315.8
Total current liabilities	516.9	597.8

Long-term debt	409.3	389.3
Deferred income taxes	213.4	204.1
Accrued defined benefit plans	250.0	248.2
Other long-term liabilities	74.4	74.0
Total liabilities	1,464.0	1,513.4

Stockholders' equity	2,180.5	2,120.8
Noncontrolling interests	3.0	3.7
Total equity	2,183.5	2,124.5
Total liabilities and equity	$3,647.5	$3,637.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Operating Activities
Net Income (Loss)	$13.0	$(10.3)
Depreciation and amortization	24.5	24.8
Deferred income taxes	8.1	0.6
Other noncash items	6.0	2.7
Changes in assets and liabilities, net	(95.5)	(85.7)
Net cash provided by operating activities	$(43.9)	$(67.9)

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(9.8)	$(9.9)
Other investing activities	(3.6)	-
Net cash used in investing activities	$(13.4)	$(9.9)

Financing Activities	$56.7	$84.9

Effect of changes in foreign currency exchange rates on cash	$0.4	$0.1

Net (decrease)/increase in cash and cash equivalents	$(0.2)	$7.2
Cash and cash equivalents at beginning of year	120.8	60.7
Cash and cash equivalents at end of period	$120.6	$67.9

FREE CASH FLOW	Three Months Ended March 31,		2012 Full Year
	2012	2011	Targeted Range

Free Cash Flow (a)	$(12.5)	$(77.8)	$200 - 225
Add:
Capital Expenditures	11.2	10.0	80
Less:
Proceeds from the sale of assets	1.4	0.1	5 - 10
Proceeds from the exercise of stock options	41.2	-	50 - 60
Cash Flow From Operations (GAAP)	$(43.9)	$(67.9)	$225 - 235

(a) Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2012	2011	% Change

Net Sales	$798.8	$714.8	11.8

Cost of products sold	552.0	504.5	9.4

Selling, general
and administrative expenses	221.1	198.5	11.4

Amortization of intangible assets	3.4	3.7	(8.1)

Restructuring charges	1.0	0.3	233.3

Operating Income	21.3	7.8	173.1

Related party interest expense, net	-	22.7	(100.0)

External interest expense	2.5	0.1	-

Other income, net	(0.5)	-	-

Income (Loss) before income taxes	19.3	(15.0)	228.7

Income taxes	6.3	(4.7)	234.0

Net Income (Loss)	$13.0	$(10.3)	226.2

Less: Noncontrolling interests	0.5	0.2	150.0

Net Income (Loss) attributable to
Fortune Brands Home & Security	$12.5	$(10.5)	219.0

Earnings (Loss) Per Common Share, Diluted(a):
Net Income	$0.08	$(0.07)	213.3

Diluted Average Shares Outstanding(a)	163.0	155.1	5.1

(a) Diluted earnings per common share and the average number of shares of common stock outstanding in the first quarter of 2011 were retrospectively restated adjusting the number of shares of Fortune Brands Home & Security, Inc. common stock for the stock split on September 27, 2011. Prior to the Separation, the same number of shares was used to calculate basic and diluted earnings per share since no Fortune Brands Home & Security, Inc. stock-based awards were outstanding prior to the Separation.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2012	2011	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$311.5	$299.8	3.9
Plumbing & Accessories	244.5	203.8	20.0
Advanced Material Windows & Door Systems	113.4	102.0	11.2
Security & Storage	129.4	109.2	18.5
Total Net Sales	$798.8	$714.8	11.8

Operating Income (Loss)
Kitchen & Bath Cabinetry	$(5.3)	$(2.0)	(165.0)
Plumbing & Accessories	36.2	25.7	40.9
Advanced Material Windows & Door Systems	(8.5)	(13.9)	38.8
Security & Storage	11.8	6.2	90.3
Corporate Expenses(a)	(12.9)	(8.2)	(57.3)
Total Operating Income - GAAP	$21.3	$7.8	173.1

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains(b)
Kitchen & Bath Cabinetry	$(3.9)	$(1.7)	(129.4)
Plumbing & Accessories	36.2	25.6	41.4
Advanced Material Windows & Door Systems	(10.3)	(13.6)	24.3
Security & Storage	11.8	6.2	90.3
Corporate expenses	(12.9)	(13.2)	2.3

Total Operating Income Before Charges/Gains	20.9	3.3	533.3
Restructuring and other charges(c)	(1.6)	(0.5)	(220.0)
Contingent acquisition consideration adjustment(d)	2.0	-	-
Standalone corporate costs(e)	-	5.0	(100.0)

Total Operating Income - GAAP	$21.3	$7.8	173.1

(a) For 2011, corporate expenses include allocations of certain Fortune Brands, Inc. general corporate expenses incurred directly by Fortune Brands, Inc. These allocated expenses include costs associated with legal, finance, treasury, accounting, internal audit and general management services. They also include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, and income from a contingent acquisition consideration adjustment. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs and asset write-downs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities.

(d) Represents gain attributable to reduction of estimated liability for contingent consideration associated with a business acquisition.

(e) The Company estimates that it would have incurred $5 million of incremental corporate expenses if it had functioned as an independent standalone public company for the three months ended March 31, 2011.

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION
Diluted EPS before charges/gains is net income (loss) calculated on a diluted per-share basis adjusted to reflect the borrowing arrangements and debt levels that actually existed immediately after the separation from Fortune Brands, Inc. as of October 4, 2011, the 1:1 share distribution resulting from the spin-off of FBHS from Fortune Brands, Inc., standalone corporate costs, an adjusted pro forma effective tax rate of 35%, and excludes restructuring and other charges, and income from a contingent acquisition consideration adjustment.

For the first quarter of 2012, diluted EPS before charges/gains is net income calculated on a per-share basis excluding $1.6 million ($1.1 million after tax or $0.01 per diluted share) of restructuring and other charges, and income from a contingent acquisition consideration of $2.0 million ($1.3 million after tax or $0.01 per diluted share).

For the first quarter of 2011, diluted EPS before charges/gains is net income calculated on a per-share basis excluding $0.5 million ($0.3 million after tax) of restructuring and other charges, standalone corporate costs of $5.0 million ($3.1 million after tax or $0.02 per diluted share), capital structure changes of $19.8 million ($12.3 million after tax or $0.08 per diluted share), and an adjusted pro forma tax rate adjustment of $1.0 million ($0.01 per diluted share).

Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended March 31,
	2012	2011	% Change

Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.08	$-	-

Restructuring and other charges	(0.01)	-	-
Contingent acquisition consideration adjustment	0.01	-	-
Standalone corporate costs	-	0.02	(100.0)
Capital structure change	-	(0.08)	100.0
Adjusted pro forma tax rate adjustment	-	(0.01)	100.0

Diluted EPS (GAAP)	$0.08	$(0.07)	214.3

RECONCILIATION OF FULL YEAR 2012 EARNINGS GUIDANCE TO GAAP

For the full year, the company is targeting diluted EPS before charges/gains to be in the range of $0.77 to $0.87 per share. On a GAAP basis, the company is targeting diluted EPS to be in the range of $0.76 to $0.86 per share.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

2011 DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

2011 Diluted EPS before charges/gains is net income (loss) calculated on a diluted per-share basis adjusted to reflect the borrowing arrangements and debt levels that actually existed immediately after the separation from Fortune Brands, Inc. as of October 4, 2011, the actual diluted shares of the Company as of December 31, 2011 of 160.7 million, standalone corporate costs, an adjusted pro forma effective tax rate of 35%, and excludes restructuring and other charges, business separation costs, asset impairment charges and actuarial losses associated with the Company's defined benefit plans.

For the year ended December 31, 2011, diluted EPS before charges/gains is net income calculated on a per-share basis excluding $20.0 million ($12.5 million after tax or $0.08 per diluted share) of restructuring and other charges, standalone corporate costs of $13.8 million ($8.6 million after tax or $0.05 per diluted share), capital structure changes of $14.4 million ($8.9 million after tax or $0.06 per diluted share), business separation costs of $2.4 million ($1.7 million after tax or $0.01 per diluted share), an adjusted pro forma tax rate adjustment of $12.0 million ($0.07 per diluted share), asset impairment charges of $90.0 million ($55.3 million after tax, or $0.35 per diluted share) and the impact from our defined benefit plan accounting change of $80.0 million ($49.9 million after tax, or $0.31 per diluted share).

2011 Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate its underlying 2012 EPS growth rate and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies.

	Twelve months ended
	December 31, 2011
Earnings Per Common Share - Diluted
EPS Before Charges/Gains		$0.60

Restructuring and other charges		(0.08)
Standalone corporate costs		0.05
Capital structure change		(0.06)
Business separation costs		(0.01)
Adjusted pro forma tax rate adjustment		(0.07)
Asset impairment charges		(0.35)
Defined benefit plan accounting change(a)		(0.31)

Diluted EPS (GAAP)		$(0.23)

(a) Represents the impact of expense from actuarial losses totaling approximately $80 million.

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO GAAP NET INCOME (LOSS)

	Three Months Ended March 31,
	2012	2011	% Change

EBITDA BEFORE CHARGES/GAINS	$45.4	$28.1	61.6

Depreciation (b)	$(20.6)	$(21.1)	2.4
Amortization of intangible assets	(3.4)	(3.7)	8.1
Restructuring and other charges	(1.6)	(0.5)	(220.0)
Contingent acquisition consideration adjustment	2.0	-	-
Related party interest expense, net	-	(22.7)	-
External interest expense	(2.5)	(0.1)	-
Standalone corporate expenses	-	5.0	-
Income tax (provision) benefit	(6.3)	4.7	-

Net Income (Loss)	$13.0	$(10.3)	226.2
Noncontrolling interests	(0.5)	(0.2)	(150.0)
Net income (loss) attributable to Home & Security	$12.5	$(10.5)	219.0

EBITDA before charges/gains is net income (loss) derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(b) Depreciation excludes accelerated depreciation of $0.5 million for the three months ended March 31, 2012. Accelerated depreciation is included in restructuring and other charges.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Contingent
		Restructuring	acquisition	Standalone	Capital	Pro forma
	GAAP	and other	consideration	corporate	structure	tax rate	Before
	(unaudited)	charges	adjustment	costs	change	adjustment	Charges/Gains

2012	FIRST QUARTER

Net Sales	$798.8	-	-	-	-	-

Cost of products sold	552.0	(0.6)	-	-	-	-
Selling, general & administrative expenses	221.1	-	2.0	-	-	-
Amortization of intangible assets	3.4	-	-	-	-	-
Restructuring charges	1.0	(1.0)	-	-	-	-

Operating Income	21.3	1.6	(2.0)	-	-	-	20.9

Related party interest expense, net	-	-	-	-	-	-
External interest expense	2.5	-	-	-	-	-
Other income, net	(0.5)	-	-	-	-	-

Income before income taxes	19.3	1.6	(2.0)	-	-	-	18.9

Income taxes	6.3	0.5	(0.7)	-	-	-

Net Income	$13.0	1.1	(1.3)	-	-	-	$12.8

Less: Noncontrolling interests	0.5	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$12.5	1.1	(1.3)	-	-	-	$12.3

Average Diluted Shares Outstanding	163.0						163.0

Diluted EPS	0.08						0.08

2011

Net Sales	$714.8	-	-	-	-	-

Cost of products sold	504.5	(0.2)	-	-	-	-
Selling, general & administrative expenses	198.5	-	-	5.0	-	-
Amortization of intangible assets	3.7	-	-	-	-	-
Restructuring charges	0.3	(0.3)	-	-	-	-

Operating Income	7.8	0.5	-	(5.0)	-	-	3.3

Related party interest expense, net	22.7	-	-	-	(19.8)	-
External interest expense	0.1	-	-	-	-	-
Other income, net	-	-	-	-	-	-

Income (loss) before income taxes	(15.0)	0.5	-	(5.0)	19.8	-	0.3

Income taxes	(4.7)	0.2	-	(1.9)	7.5	(1.0)

Net Income (loss)	$(10.3)	0.3	-	(3.1)	12.3	1.0	$0.2

Less: Noncontrolling interests	0.2	-	-	-	-	-

Net Income (loss) attributable to Fortune Brands Home & Security, Inc.	$(10.5)	0.3	-	(3.1)	12.3	1.0	$(0.0)

Average Diluted Shares Outstanding	155.1						158.4

Diluted EPS	(0.07)						(0.00)

CONTACT:
Fortune Brands Home & Security, Inc.
Media Contact:
Gary Ross, 847-484-4456
gary.ross@FBHS.com
or
Investor Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com